CUSIP No. 20037C108

Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of May 31, 2022, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of common stock of Comera Life Sciences Holdings, Inc., a Delaware corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

PHOENIX VENTURE PARTNERS LP

By:	Phoenix General Partner LLC,
its General Partner

By:	/s/ Zachariah Jonasson
Zachariah Jonasson
Managing Member

PHOENIX GENERAL PARTNER LLC

By:	/s/ Zachariah Jonasson
Zachariah Jonasson
Managing Member